                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_] Confidential, for Use of the
Check the appropriate box:                    Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-12


                              CHEAP TICKETS, INC.
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
   N/A

  (2)  Aggregate number of securities to which transaction applies:
   N/A

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   N/A

  (4)  Proposed maximum aggregate value of transaction:
   N/A

  (5)  Total fee paid:
   N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount previously paid:
   N/A

  (2)  Form, Schedule or Registration Statement No.:
   N/A

  (3)  Filing Party:
   N/A

  (4)  Date Filed:
   N/A

                       [CHEAP TICKETS LOGO APPEARS HERE]

                                                                 April 27, 2001

Dear Stockholders:

  It is my pleasure to invite you to Cheap Tickets' 2001 Annual Meeting of Stockholders.

  We will hold the meeting on May 21, 2001 at 9:00 AM, at the Hawaii Prince Hotel at 100 Holomoana Street, Honolulu, Hawaii. In addition to the formal items of business, we will review the major developments of 2000 and answer your questions.

  This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Cheap Tickets.

  Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

  We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Michael J. Hartley

                                          Michael J. Hartley
                                          Executive Chairman of the Board

                              CHEAP TICKETS, INC.
                           1440 Kapiolani Boulevard
                            Honolulu, Hawaii 96814

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      May 21, 2001 at 9:00 AM, Local Time

                               ----------------

DATE: May 21, 2001
TIME: 9:00 AM
PLACE: Hawaii Prince Hotel

Dear Stockholders:

  At our annual meeting, we will ask you to:

  1. Elect seven directors for terms expiring in 2002.

  2. Ratify the selection of PricewaterhouseCoopers LLP, independent certified public accountants, as our auditors for the year ending December 31, 2001.

  3. Transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

  For ten days prior to the annual meeting, a complete list of our stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices at 1440 Kapiolani Boulevard, Honolulu, Hawaii. This list will also be available for inspection at the annual meeting.

  If you were a stockholder of record at the close of business on April 11, 2001, you may vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          /s/ Samuel D. Horgan
                                          Samuel D. Horgan
                                          Secretary

April 27, 2001
Honolulu, Hawaii

                              CHEAP TICKETS, INC.
                            1440 Kapiolani Boulevard
                             Honolulu, Hawaii 96814

                                PROXY STATEMENT

                               ----------------

             Annual Meeting of Stockholders to be held May 21, 2001

                               ----------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

  We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2001 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

  We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 27, 2001, to all stockholders entitled to vote. Stockholders who owned Cheap Tickets common stock at the close of business on April 11, 2001, are entitled to vote. On this record date, there were 24,271,942 shares of Cheap Tickets common stock, par value $0.001 per share, outstanding. Cheap Tickets' common stock is our only class of voting stock. We are also authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are presently issued and outstanding. We are also sending along with this proxy statement, the Cheap Tickets 2000 Annual Report, which includes our financial statements.

What Constitutes a Quorum?

  The holders of a majority of the outstanding shares of Cheap Tickets common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

  Each share of Cheap Tickets common stock that you own entitles you to one vote. The proxy card indicates the number of shares Cheap Tickets common stock that you own.

How Do I Vote By Proxy?

  Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

  If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

  . "FOR" the election of all seven nominees for director (see pages 18 to 19); and

  . "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for 2001 (see page 19).

  If any other matter is presented, your proxy will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change My Vote After I Return My Proxy?

  Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

  .  You may send our Corporate Secretary another proxy with a later date.

  . You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

  .  You may attend the annual meeting and vote in person.

How Do I Vote in Person?

  If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you are the beneficial owner of the shares on April 11, 2001, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote Is Required to Approve Each Proposal?

Proposal 1:                The seven nominees for director who receive the
 Elect Seven Directors     most votes will be elected. So, if you do not vote
                           for a particular nominee, or you indicate "WITHHOLD
                           AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Proposal 2:                The affirmative vote of a majority of the votes
 Ratify Selection of       cast at the annual meeting on this proposal is
  Independent Public       required to ratify the selection of independent
  Accountants              public accountants. So, if you "ABSTAIN" from
                           voting, it has the same effect as if you voted
                           "against" this proposal.

The Effect of Broker Non-Votes
                           If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposals 1 and 2 even if it does not receive instructions from you.

                           If your broker does not vote your shares on Proposal 1, such "broker non-votes" will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

                           If your broker does not vote your shares on Proposal 2, such "broker non-votes" do not count as "shares present." This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve this proposal.

What Are the Costs of Soliciting these Proxies?

  We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers, and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

  If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, that we filed with the Securities and Exchange Commission, or SEC, we will send you one without charge. Please write to:

    Cheap Tickets, Inc.
    1440 Kapiolani Boulevard, Suite 800
    Honolulu, Hawaii 96814
    Attention: Controller

You can also view a copy of our Annual Report on Form 10-K for the year ended December 31, 2000 at the SEC's website at http://www.sec.gov.

            INFORMATION ABOUT CHEAP TICKETS' COMMON STOCK OWNERSHIP

Which Stockholders Own at Least 5% of Cheap Tickets?

  The following table shows, as of April 11, 2001, all persons or entities we know to be "beneficial owners" of more than five percent of our common stock. The information on Capital Group International, Inc., Capital Group Trust Company, Mr. Scott A. Bommer, SAB Capital Advisors, L.L.C. and SAB Capital Partners, L.P. below is based on Schedule 13G reports filed with the SEC. If you wish, you may obtain these reports from the SEC.

                                                               Common Stock
                                                               Beneficially
                                                               Owned(1)(2)
                                                           ---------------------
                                                           Number of  Percent of
   Name and Address of Beneficial Owner                      Shares     Class
   ------------------------------------                    ---------- ----------
   Michael J. Hartley(3).................................. 11,445,171    47.2%
   Sandra T. Hartley(4)................................... 11,445,171    47.2%
   Capital Group International, Inc.(5)...................  1,674,900     6.9%
   Capital Guardian Trust Company(6)......................  1,674,900     6.9%
   Scott A. Bommer(7).....................................  1,605,000     6.6%
   SAB Capital Advisors, L.L.C.(8)........................  1,329,915     5.5%
   SAB Capital Partners, L.P.(9)..........................  1,268,569     5.2%

--------
(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Cheap Tickets common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have, (or share) the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it or the right to acquire it within 60 days of April 11, 2001.

(2) Based on 24,271,942 shares of common stock outstanding.

(3) Includes 928,580 shares of common stock held by the Michael J. Hartley Revocable Trust, as amended, 4,794,006 shares of common stock held by the Hartley Investments Limited Partnership (held for the benefit of Michael
    J. Hartley) and 5,722,585 shares of common stock held by Sandra T. Hartley. Mr. Hartley is the husband of Sandra T. Hartley. Mr. Hartley's address is 1440 Kapiolani Boulevard, Honolulu, Hawaii 96814. See note (4).

(4) Includes 928,579 shares of common stock held by the Sandra Tatsue Hartley Revocable Trust, as amended, 4,794,006 shares of common stock held by the Hartley Investments Limited Partnership (held for the benefit of Sandra T. Hartley) and 5,722,586 shares of common stock held by Michael J. Hartley. Ms. Hartley is the wife of Michael J. Hartley, Cheap Tickets' Executive Chairman of the Board. Ms. Hartley's address is 1440 Kapiolani Boulevard, Honolulu, Hawaii 96814. See note (3).

(5) Based on a Schedule 13G/A filed with the SEC on February 12, 2001. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in its Schedule 13G/A. The investment management companies, which include a "bank" as defined in
    Section 3(a)(6) of the Securities Exchange Act of 1934 and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc. does not have investment power or voting power over any of the securities reported in its Schedule 13G/A; however, Capital Group International, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Securities Exchange Act of 1934. Its address is 11100 Santa Monica Boulevard, Los Angeles, California 90025. See Note (6).

(6) Based on a Schedule 13G/A filed with the SEC on February 12, 2001. Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 is deemed to be the beneficial owner of 1,674,900 shares as a result of its serving as the investment manager of various institutional accounts. Its address is 11100 Santa Monica Boulevard, Los Angeles, California 90025. See Note (5).

(7) Based on a Schedule 13G filed with the SEC on March 5, 2001. Mr. Scott A. Bommer serves as the managing member of SAB Capital Advisors, L.L.C., a Delaware limited liability company, which is the general partner of a group of partnerships, including SAB Capital Partners, L.P., a Delaware limited partnership. Mr. Bommer's address is 650 Madison Avenue, 26th Floor, New York, New York 10022. See Notes (8) and (9).

(8) Based on a Schedule 13G filed with the SEC on March 5, 2001. SAB Capital Advisors, L.L.C., is the general partner of a group of partnerships, including SAB Capital Partners, L.P., a Delaware limited partnership. Mr. Scott A. Bommer serves as the managing member of SAB Capital Advisors, L.L.C. Its address is 650 Madison Avenue, 26th Floor, New York, New York 10022. See Note (7) and (9).

(9) Based on a Schedule 13G filed with the SEC on March 5, 2001. SAB Capital Partners, L.P., a Delaware limited partnership, is managed by SAB Capital Advisors, L.L.C., which acts as general partner of SAB Capital Partners, L.P. Mr. Scott A. Bommer serves as managing member of SAB Capital Advisors, L.L.C. Its address is 650 Madison Avenue, 26th Floor, New York, New York 10022. See Note (7) and (8).

How Much Stock is Owned by Directors and Executive Officers?

  The following table shows, as of April 11, 2001, the Cheap Tickets common stock that our directors and executive officers named in the Summary Compensation Table under "How Do We Compensate Executive Officers?" beneficially own and those shares of common stock owned by all executive officers and directors as a group.

                                                             Common Stock
                                                             Beneficially
                                                             Owned(1)(2)
                                                         ---------------------
                                                         Number of  Percent of
   Name of Beneficial Owner                                Shares     Class
   ------------------------                              ---------- ----------
   Michael J. Hartley(3)................................ 11,445,171    47.2%
   Cece Smith(4)........................................  1,054,945     4.3%
   Tammy A. Ishibashi(5)................................    558,048     2.3%
   Sam E. Galeotos(6)...................................    380,375     1.6%
   Dale K. Jorgenson(7).................................     69,900      *
   George R. Mrkonic(8).................................     32,791      *
   Paul B. Halstead(9)..................................     20,000      *
   Jason D. Horstman(10)................................     15,250      *
   Giles H. Bateman(11).................................     13,829      *
   A. Maurice Myers(12).................................      2,923      *
   Jeffrey N. Watanabe..................................        --       *
   All directors and executive officers as a group (16
    persons)............................................ 13,618,532    55.0%

--------
  * Less than 1%.

 (1) See footnote 1 in the table included above at page 3, under "Which Stockholders Own at Least 5% of Cheap Tickets?"

 (2) Based on 24,271,942 shares of common stock outstanding. Shares of our common stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 11, 2001 are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person.

 (3) Includes 928,580 shares of common stock held by the Michael J. Hartley Revocable Trust, as amended, 4,794,006 shares of common stock held by the Hartley Investments Limited Partnership (held for the benefit of Michael
     J. Hartley) and 5,722,585 shares of common stock held by Sandra T. Hartley. Mr. Hartley is the husband of Sandra T. Hartley. See note (4) under "Which Stockholders Own at Least 5% of Cheap Tickets?"

 (4) Includes vested stock options to purchase 1,784 shares of common stock. Ms. Smith is a co-founder and general partner of Phillips-Smith Specialty Retail Group III, L.P.

 (5) Ms. Ishibashi is the niece of Michael J. Hartley, Cheap Tickets' Executive Chairman of the Board. See note (3).

 (6) Includes vested stock options to purchase 379,375 shares of common stock.

 (7) Includes 200 shares of common stock held by Mr. Jorgenson's minor child and deemed to be beneficially owned by him and vested stock options to purchase 56,000 shares of common stock.

 (8) Includes vested stock options to purchase 1,784 shares of common stock.

 (9) Represents vested stock options to purchase 20,000 shares of common stock.

(10) Includes vested stock options to purchase 15,000 shares of common stock.

(11) Includes vested stock options to purchase 1,784 shares of common stock.

(12) Includes vested stock options to purchase 1,284 shares of common stock.

Compensation Committee Interlocks and Insider Participation

  No interlocking relationship exists between Cheap Tickets' executive officers, board of directors or compensation committee and any executive officer or member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply With Section 16(a) Beneficial Ownership Reporting in 2000?

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and greater-than-10% stockholders to file with the SEC and the NASDAQ Stock Market on changes in their beneficial ownership of Cheap Tickets common stock and to provide Cheap Tickets with copies of the reports. Based on our review of these reports, we believe that all of those reporting persons complied with their filing requirements for 2000, except for Ronald L. McElfresh who filed one late report on Form 4 involving the exercise of stock options.

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

 The Board of Directors

  The board of directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the executive chairman, the chief executive officer, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in board and committee meetings.

  The board met six times during fiscal 2000. Each incumbent director attended at least 75% of the total number of board and committee meetings, of which the director was a member, held in fiscal 2000.

 The Committees of the Board

  The board has an audit committee and a compensation committee. The full board of directors nominates our officers and directors for election.

 The Audit Committee        The audit committee monitors our corporate
                            financial reporting and internal and external
                            audits. Directors Bateman, Mrkonic, Smith and
                            Watanabe serve as members of the audit committee.
                            The audit committee met five times during fiscal
                            2000.

                            The board adopted and approved a charter for the audit committee in May 2000, a copy of which is attached as an appendix to this proxy statement.
                            The board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

 The Compensation Committee The compensation committee makes recommendations regarding our employee stock plans and makes decisions concerning salaries and incentive compensation for employees and consultants of Cheap
                            Tickets. Directors Bateman, Mrkonic, Smith and
                            Watanabe currently serve as members of the compensation committee. The compensation committee met six times during fiscal 2000.

How Do We Compensate Directors?

  We pay our non-employee directors $2,500 for each board meeting and $1,000 for each committee meeting attended in person for their services as directors. For telephonic participation at meetings, we pay our non-employee directors $1,250 for each board meeting and $500 for each committee meeting. We, in lieu of cash, pay our non-employee directors with our common stock based on the fair market value per share on the date each meeting was held. Further, directors are reimbursed for certain reasonable expenses incurred in attending board or committee meetings.

  Upon joining Cheap Tickets, each non-employee director receives an option to acquire 1,500 shares of common stock at an exercise price equal to the then fair market value. These options vest in equal increments over three years. In addition, following each annual stockholders' meeting, each non-employee director who continues as a director following the meeting and who has served as a director for at least eight months will receive an option to acquire the number of shares equal to $25,000 divided by the fair market value per share on the date of such annual meeting. Such options will also vest in equal increments over three years.

  We have an arrangement with Mr. A. Maurice Myers, one of our non-employee directors, which was initially entered into in December 1995 under which Mr. Myers has agreed to provide us with consulting services associated with helping us develop business relationships with various airlines. Under this arrangement, we have agreed to pay Mr. Myers commissions of $2.00 per ticket written on America West Airlines and $1.00 per ticket on domestic, unpublished fares, we issue on United Airlines, for his services in helping us obtain airfare contracts with these airlines. These commissions for tickets on America West Airlines ended on December 31, 2000 and on United Airlines will end July 1, 2002. In 2000, we paid Mr. Myers $166,639 in commissions he earned under this arrangement during that year.

  We have also entered into agreements with all directors pursuant to which we have agreed to indemnify them against certain claims arising out of their services as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

Certain Relationships and Related Transactions

  In January 2000, we entered into an employment agreement with our Chief Technology Officer, Paul B. Halstead, that provides for a loan of $200,000 bearing no stated interest until maturity. At each of the first three anniversaries of the loan, the Agreement requires us to forgive one-third of the principal amount as long as Mr. Halstead is employed with us on such anniversary, or in the year preceding such anniversary Mr. Halstead is employed with us for at least six months. In addition, under the Agreement we have agreed to pay Mr. Halstead on the first such anniversary of the loan an amount equal to all income taxes accrued to or payable by Mr. Halstead with respect to the first year's amount forgiven under the loan.

  In February 2001, we entered into an employment agreement with our Chief Financial Officer, Samuel D. Horgan, that provides for a loan of $200,000 bearing no stated interest until maturity. At each of the first three anniversaries of the loan, the Agreement requires us to forgive one-third of the principal amount as long as Mr. Horgan is employed with us on such anniversary, or in the year preceding such anniversary Mr. Horgan is employed with us for at least six months. In addition, under the Agreement we have agreed to pay Mr. Horgan an amount such that, after the payment of federal, state and local taxes, Mr. Horgan shall have received amounts free and clear of such taxes equal to the amount for the forgiveness of his loan.

Executive Officers

   Name and Age           Principal Occupation and Business Experience
  _____________           ____________________________________________

Michael J. Hartley
(51).................  Michael J. Hartley, a co-founder of Cheap Tickets, has served as Executive Chairman of the Board since February 2001, and as director since Cheap Tickets' inception in August 1986. Mr. Hartley also served as Chief Executive Officer from 1986 until February 2001. Mr. Hartley is the uncle of Tammy A. Ishibashi, Cheap Tickets' Executive Vice President of Ticket Distribution. Prior to founding Cheap Tickets, Mr. Hartley founded and sold one charter airline and served as an organizer of two other airlines.

 Sam E. Galeotos
 (42)................. Sam E. Galeotos joined Cheap Tickets in October 1999 and has served as Chief Executive Officer since February 2001, and as President and director since October 1999. Prior to that Mr. Galeotos also served as Chief Operating Officer from October 1999 to February 2001. Prior to joining Cheap Tickets, from 1980 to 1999, Mr. Galeotos worked for WORLDSPAN Travel Information Systems in a variety of capacities, eventually serving as Co-Chief Executive Officer. Previously, he held management positions at Delta Air Lines, Inc. and DatasLink Business Systems. Mr. Galeotos earned his bachelor's degree in Business Administration with emphasis on Accounting and Management Information Systems from the University of Arizona and is a graduate of the Wharton School of Business advanced management program at the University of Pennsylvania.

Samuel D. Horgan
(52).................  Samuel D. Horgan joined Cheap Tickets in February 2001 as Chief Financial Officer and Vice President of Finance and has served as Secretary since April 2001. From January 1999 to February 2000, Mr. Horgan was a partner at Tatum CFO Partners, LLP, and from June 1997 to December 1998, he served as chief financial officer and treasurer at OAO Technological Solutions, Inc. From January 1996 to June 1997, Mr. Horgan was chief financial officer at Worldspan, Ltd. Mr. Horgan has a B.S. degree in Business from Youngstown State University. Mr. Horgan also completed postgraduate studies in accounting and economics at the University of Pittsburgh, the University of South Florida and the University of Buffalo.

Tammy A. Ishibashi
(34).................  Tammy A. Ishibashi has served as Executive Vice
                       President of Ticket Distribution since February 1995 and is responsible for managing the retail stores and ticket distribution process, which includes fare filings with the Airline Tariff Publishing Corporation, ticket distribution, refunds and ARC reporting, and for overseeing the five departments necessary to accomplish this process. She joined Cheap Tickets as Treasurer in September 1990, a position she held until November 1993 when she was appointed to Second Vice President.
                       Ms. Ishibashi served as a director of Cheap Tickets from September 1990 until February 1999. Ms. Ishibashi is the niece of Michael J. Hartley, Cheap Tickets' Executive Chairman of the Board.

 Name and Age              Principal Occupation and Business Experience
 ____________              ____________________________________________

Ronald L. McElfresh
(51).................  Ronald L. McElfresh joined Cheap Tickets in January
                       1998 and has served as Vice President, Business Development since February 2001. Prior to that
                       Mr. McElfresh served as Vice President of Online Services, to design, develop, implement and maintain Cheap Tickets' website. From 1996 to 1997, he worked at Digital Island, a global Internet service provider, as the Director of Marketing.
                       From June 1995 to June 1996, he served as general manager at Hawaiian On-Line GTE, an Internet company. From October 1994 to June 1995, he worked at GTE, a telecommunications company, as an international services product manager, where he developed and managed telephony and worked on product development for GTE's original Internet services. From April 1989 to July 1993, Mr. McElfresh was the Director of Product Marketing of Brite Voice Systems, Inc., a telecommunications company. In October 1981, Mr. McElfresh co-founded INFOCOM, a multimedia development company, where he held various product development and marketing positions, most recently as General Manager, until October 1987. Mr. McElfresh holds a B.A. degree from Blackhawk College.

Paul B. Halstead
(52).................  Paul B. Halstead joined Cheap Tickets in January 2000 as Chief Technology Officer. His responsibilities include managing the development of new products for e-commerce and call centers, and for managing the operation of Cheap Tickets' systems and voice and data communication networks. Prior to joining Cheap Tickets, he worked at Bass Hotels & Resorts as Senior Vice President, Corporate Systems from April 1997 to January 2000 and at WORLDSPAN as Vice President, Distributed Systems Development from February 1990 to September 1996. Mr. Halstead holds a B.S. degree in Mathematics from Samford University.

Jason D. Horstman
(38).................  Jason D. Horstman joined Cheap Tickets in January 2000 as Vice President, Business Development. His responsibilities include overseeing business partnerships, company affiliations and strategic alliances. Prior to joining Cheap Tickets, Mr. Horstman worked as Vice President of Sales and Marketing for both Northwestern Travel Management, a corporate travel agency, from August 1998 until January 2000, and at TravelCorp, Inc., a travel agency, from February 1995 until August 1998. Mr. Horstman holds a B.A. degree in Business Economics from Northwestern College.

R. Evans Gebhardt
(38).................  R. Evans Gebhardt joined Cheap Tickets in July 2000 as
                       Vice President, Marketing. Mr. Gebhardt is responsible for the strategic development of branded sales and marketing concepts. Prior to joining Cheap Tickets, Mr. Gebhardt served in various capacities, including marketing director, at Bristol-Myers Squibb from July 1987 to June 2000. Mr. Gebhardt holds a M.B.A. degree from New York University and a bachelor's degree from Hobart College.

Monica M. Kosiorek
(45).................  Monica M. Kosiorek joined Cheap Tickets in July 2000 as
                       Vice President, Consumer Sales and Service. Ms. Kosiorek's responsibilities include customer service, employee training programs and managing the four call center operations. Prior to joining Cheap Tickets, she worked at American Express Business Travel as Director, Call Center Operations from September 1997 to June 2000, and as an independent consultant assisting companies with call center operations from June 1997 to September 1997. From June 1991 to June 1997, she served as Vice President, Call Center Operations at Bank One. Ms. Kosiorek holds a M.B.A. degree from the University of Baltimore and a B.S. degree in Business Administration from Towson State University.

How Do We Compensate Executive Officers?

  The following table sets forth all compensation paid by Cheap Tickets during 2000, 1999, and 1998 to our (1) Chief Executive Officer and President during fiscal 2000 and (2) four other most highly compensated executive officers during fiscal 2000.

                           Summary Compensation Table

                                                                          Long Term
                                     Annual Compensation                 Compensation
                          -------------------------------------------- ----------------
                                                                          Securities
Name and Principal                                      Other Annual      Underlying       All Other
Position                  Year Salary ($)   Bonus ($) Compensation ($) Options/SARs (#) Compensation ($)
------------------        ---- ----------   --------- ---------------- ---------------- ----------------
Michael J. Hartley....... 2000  496,494          --           --               --               --
 Executive Chairman of    1999  401,260      357,000          --               --               --
 the Board and former     1998  243,783       50,000          --               --               --
 Chief Executive Officer

Sam E. Galeotos.......... 2000  450,000          --       140,959(5)       675,000              --
 Chief Executive Officer  1999   61,154(1)       --           --           600,000          400,000(7)
 and President and Former 1998      --           --           --               --               --
 Chief Operating Officer

Dale K. Jorgenson........ 2000  175,000          --           --               --           442,500(8)
 Former Chief Financial   1999  172,917       70,000          --               --            50,085(9)
 Officer and Vice         1998   78,366(2)    21,875          --           140,000              --
 President, Finance

Paul B. Halstead......... 2000  252,485(3)       --        29,174(6)       100,000          200,000(10)
 Chief Technology Officer 1999      --           --           --               --               --
                          1998      --           --           --               --               --

Jason D. Horstman........ 2000  162,663(4)       --           --            75,000              --
 Vice President, Business 1999      --           --           --               --               --
 Development              1998      --           --           --               --               --

Tammy A. Ishibashi....... 2000  150,000          --           --               --               --
 Executive Vice
  President,              1999  122,921       37,500          --               --               --
 Tickets Distribution     1998  100,008       25,000          --               --               --

--------
 (1) The annual salary of Mr. Galeotos for 1999 would have been $450,000 if he had been with Cheap Tickets for the entire year. He joined Cheap Tickets in October 1999.

 (2) Mr. Jorgenson's annual salary for 1998 would have been $150,000, if he had been with Cheap Tickets for the entire year. He joined Cheap Tickets in May 1998.

 (3) The annual salary of Mr. Halstead for 2000 would have been $275,000 if he had been with Cheap Tickets for the entire year. He joined Cheap Tickets in January 2000.

 (4) The annual salary of Mr. Horstman for 2000 would have been $175,000 if he had been with Cheap Tickets for the entire year. He joined Cheap Tickets in January 2000.

 (5) Represents amounts reimbursed for the payment of taxes on the amount forgiven on Mr. Galeotos' loan. See note (7).

 (6) Represents amounts reimbursed for the payment of taxes on non-qualified moving expenses.

 (7) Represents a loan bearing no stated interest until maturity, which we will forgive one-third of the principal amount at each of the first three anniversaries of the loan as long as Mr. Galeotos is employed with us on such anniversaries. See "Employment Agreements" for a further description of Mr. Galeotos' loan.

 (8) Represents the net gain on stock options exercised in February 2000.

 (9) Represents the net gain on stock options exercised in November 1999.

(10) Represents a loan bearing no stated interest until maturity, which we will forgive one-third of the principal amount at each of the first three anniversaries of the loan as long as Mr. Halstead is employed with us on such anniversaries. See "Employment Agreements" for a further description of Mr. Halstead's loan.

    Individual Option Grants to Executive Officers During Fiscal Year 2000

  The following table sets forth certain information regarding stock options granted in 2000 to the individuals named in the Summary Compensation Table.

                                                                              Potential Realizable
                                                                                Value at Assumed
                                                                              Annual Rates of Stock
                                                                               Price Appreciation
                                          Individual Grants                    for Option Terms(6)
                         ---------------------------------------------------- ---------------------
                                           Percent of
                            Number of         Total
                           Securities    Options Granted Exercise
                           Underlying    to Employees in   Price   Expiration
Name                     Options Granted Fiscal Year(4)  Per Share  Date(5)       5%        10%
----                     --------------- --------------- --------- ---------- ---------- ----------
Sam E. Galeotos.........     150,000(1)       12.2%       $14.56     6/8/06   $  742,505 $1,684,368
       .................     100,000(1)        8.1%       $10.94    6/28/06   $  371,784 $  843,389
       .................     425,000(2)       34.5%       $ 7.19    12/3/06   $1,038,339 $2,355,465
Paul B. Halstead........     100,000(3)        8.1%       $12.31    1/23/06   $  418,522 $  949,415
Jason D. Horstman.......      75,000(3)        6.1%       $12.31    1/23/06   $  313,982 $  712,061

--------
(1) The options granted have a maximum term of five years from the date of the grant and vest at a rate of 10% semi-annually.

(2) The options granted have a maximum term of five years from the date of the grant, 25% of which vested and became immediately exercisable upon grant; the remainder vests at a rate of 12.5% semi-annually over term of 3 years.

(3) The options granted have a maximum term of five years from the date of the grant and vest at a rate of 20% per annum.

(4) Cheap Tickets granted options for a total of 1,232,102 shares of common stock to employees of Cheap Tickets during 2000.

(5) Options may terminate before their expiration dates if optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

(6) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the SEC and do not represent Cheap Tickets' estimate or projection of future prices of its common stock prices. Based on the public offering price, the actual values realized may be substantially greater than those assumed under these rules.

  The following table sets forth for each of the individuals named in the Summary Compensation Table, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Cheap Tickets' common stock as of December 31, 2000.

         Aggregate Option Exercises in 2000 and Year-End Option Values

                                                        Number of Securities
                                                       Underlying Unexercised     Value of Unexercised
                          Number of   Value Realized         Options at           In-the-Money Options
                           Shares    (Market Price at     December 31, 2000      at December 31, 2000(1)
                         Acquired on  Exercise Less   ------------------------- -------------------------
Name                      Exercise   Exercise Price)  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ---------------- ----------- ------------- ----------- -------------
Michael J. Hartley......      --             --             --            --          --           --
Sam E. Galeotos.........      --             --         251,250     1,023,750    $272,266     $816,797
Dale K. Jorgenson.......   25,000        442,500         28,000        84,000    $268,000     $804,000
Paul B. Halstead........      --             --             --        100,000         --           --
Jason D. Horstman.......      --             --             --         75,000         --           --
Tammy A. Ishibashi......      --             --             --            --          --           --

--------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2000 and the exercise price of the named officer's option. The fair market value at December 31, 2000 was deemed to be $9.75.

Employment Agreements

  Cheap Tickets has entered into an employment agreement with its Chief Executive Officer and President Sam E. Galeotos. The agreement which was amended in October 2000 provides for an initial five-year period of employment during which Mr. Galeotos will be paid an initial annual salary of $450,000. Mr. Galeotos could potentially earn a bonus equal to 75% of his annual salary if certain performance goals are met. The Agreement also provides for a $400,000 loan to Mr. Galeotos, bearing no stated interest until maturity. At each of the first three anniversaries of the loan, the Agreement requires us to forgive one-third of the principal amount as long as Mr. Galeotos is employed with us on such anniversary, or in the year preceding such anniversary Mr. Galeotos is employed with us for at least six months. In addition, under the Agreement we have agreed to pay Mr. Galeotos an amount such that, after the payment of federal, state and local taxes, Mr. Galeotos shall have received amounts free and clear of such taxes equal to the amounts for the forgiveness of his loan and moving expenses should such amount be considered compensation by us and not deductible by Mr. Galeotos.

  Under the Agreement, if Mr. Galeotos' employment with Cheap Tickets is terminated either by us without cause or by Mr. Galeotos for good reason (as defined in the Agreement), we are required to pay Mr. Galeotos a severance payment equal to two and one-half times his annual salary at the time of termination and if such termination occurs within the initial three years of his employment with us, sixty percent (60%) of all options held by Mr. Galeotos shall immediately vest and become exercisable. In addition, if there is a "change of control" of Cheap Tickets (as defined in the Agreement) the following shall occur: (1) we are required to pay Mr. Galeotos an amount equal to his bonus prorated to the date of the change of control; (2) all unvested stock options held by Mr. Galeotos shall immediately vest and become exercisable, or, if the stock options will not be assumed by the successor corporation, all unvested stock options shall vest and become exercisable at least 10 days before the change of control; and (3) we are required to pay Mr. Galeotos an amount such that, after the payment of federal, state and local taxes, he shall have received amounts free and clear of such taxes equal to the amounts paid to Mr. Galeotos as a result of the change of control. Furthermore, if Mr. Galeotos' employment with Cheap Tickets is either terminated by us without cause or by Mr. Galeotos for good reason within one year after a change of control of Cheap Tickets, we are required to pay Mr.
Galeotos: (1) a severance payment equal to three times his annual salary at the time of termination; (2) outplacement services up to $30,000; (3) medical insurance coverage for one year on the same terms as provided by Cheap Tickets; and (4) any outstanding principal owed by Mr. Galeotos to Cheap Tickets.

  Cheap Tickets has entered into an employment agreement with its Chief Technology Officer, Paul B. Halstead. The agreement provides for an initial five-year period of employment during which Mr. Halstead will be paid an initial annual salary of $275,000. Mr. Halstead could potentially earn a bonus equal to 50% of his annual salary if certain performance goals are met. The Agreement also provides for a $200,000 loan to Mr. Halstead, bearing no stated interest until maturity. At each of the first three anniversaries of the loan, the Agreement requires us to forgive one-third of the principal amount as long as Mr. Halstead is employed with us on such anniversary, or in the year preceding such anniversary Mr. Halstead is employed with us for at least six months. In addition, under the Agreement we have agreed to pay Mr. Halstead on the first such anniversary of the loan an amount equal to all income taxes accrued to or payable by Mr. Halstead with respect to the first year's amount forgiven under the loan.

  Cheap Tickets has also entered into an employment agreement with its Vice President, Business Development, Jason D. Horstman. The agreement provides for an initial five-year period of employment during which Mr. Horstman will be paid an initial annual salary of $175,000. Mr. Horstman could potentially earn a bonus equal to 50% of his annual salary if certain performance goals are met.

  Under Messrs. Halstead's and Horstman's Agreements, if their employment with Cheap Tickets is terminated either by us without cause or by them for good reason (as defined in the Agreements), we are required to pay them a severance payment equal to their annual salary at the time of termination. In addition, if there is a "change of control" of Cheap Tickets (as defined in the Agreements) the following shall occur: (1) we are required to pay them an amount equal to their bonus prorated to the date of the change of control; (2) fifty percent (50%) of all unvested stock options held by them shall immediately vest and become exercisable, and the remaining fifty percent (50%) of the unvested stock options shall vest and become exercisable one year from the date of the change of control, or if the stock options will not be assumed by the successor corporation, the remaining fifty percent (50%) of the unvested stock options shall vest and become exercisable on the date of the change of control; and (3) we are required to pay them an amount such that, after the payment of federal, state and local taxes, they shall have received amounts free and clear of such taxes equal to the amounts paid to them as a result of the change of control. Furthermore, if their employment with Cheap Tickets is either terminated by us without cause or by them for good reason within one year after a change of control of Cheap Tickets, the remaining fifty percent (50%) of their unvested stock options shall vest and become exercisable upon termination, and we are required to pay them (1) a severance payment equal to two times their annual salary at the time of termination; (2) outplacement services up to $30,000; (3) medical insurance coverage for one year on the same terms as provided by Cheap Tickets; and (4) any outstanding principal owed by them to Cheap Tickets.

  Cheap Tickets has entered into an at will employment agreement with its Chief Financial Officer, Samuel D. Horgan. The agreement provides for an initial annual salary of $225,000. Mr. Horgan could potentially earn a bonus equal to 50% of his annual salary if certain performance goals are met. The Agreement also provides for a $200,000 loan to Mr. Horgan, bearing no stated interest until maturity. At each of the first three anniversaries of the loan, the Agreement requires us to forgive one-third of the principal amount as long as Mr. Horgan is employed with us on such anniversary, or in the year preceding such anniversary Mr. Horgan is employed with us for at least six months. In addition, under the Agreement we have agreed to pay Mr. Horgan an amount such that, after the payment of federal, state and local taxes, Mr. Horgan shall have received amounts free and clear of such taxes equal to the amount for the forgiveness of his loan.

  Cheap Tickets does not have any employment agreements with any of its other key personnel. Cheap Tickets has a severance agreement with Michael J. Hartley. The severance agreement requires Cheap Tickets to pay Mr. Hartley an amount equal to twice his annual salary in the event that his employment is terminated either by Cheap Tickets without cause or by him for good reason.

           REPORTS OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE

  The following Compensation Committee's Report on Executive Compensation and Audit Committee's Report on Cheap Tickets' Audited Financial Statements for the fiscal year ended December 31, 2000 shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

      The Report of the Compensation Committee on Executive Compensation

  The following is a report of the Compensation Committee of the Board of Directors (the "Compensation Committee") describing the compensation policies applicable to our executive officers during the fiscal year ended December 31, 2000. The Compensation Committee is responsible for ensuring that we provide competitive compensation practices and that those practices are in accordance with all legal requirements and are of the highest quality. These responsibilities include making recommendations to the board of directors regarding all forms of compensation to be provided to our executive officers, senior executives and directors, and all bonus and stock compensation to all employees.

 General Compensation Policy

  Under the supervision of the Compensation Committee, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Compensation Committee to have a portion of each executive's compensation contingent upon our performance, as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (1) base salary which reflects individual performance and expertise; (2) variable bonus awards payable in cash and tied to the achievement of certain performance goals, and (3) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders. In addition, some of our key executives have been granted under their employment agreements non-interest bearing loans which are to be forgiven over a period of time if the executive continues his employment with us.

  The following summary describes in more detail the factors, which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

 Base Salary

  The level of base salary is established on the basis of the individual's qualifications and relevant experience, the strategic goals for which she or he has responsibility, compensation levels at companies which compete with us for business and executive talent, and incentives necessary to attract and retain qualified management. Base salary is adjusted annually to take into account the individual's performance and to maintain a competitive salary structure. The Compensation Committee reviews and approves base wage compensation proposals for all executives earning $150,000 or more per annum.

 Cash-Based Incentive Compensation

  Cash bonuses are awarded to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as increases in gross bookings, reaching earnings target goals, and maintaining a high level of customer service. The Compensation Committee reviews and recommends to the Board of Directors all incentive Compensation (bonus) Plan proposals relating to annual performance.

 Long-Term Incentive Compensation

  We utilize our stock option plans to provide executive and other key employees with incentives to maximize long-term stockholder values. Awards under this plan take the form of stock options designed to give the recipient a meaningful stake in the equity in Cheap Tickets and thereby closely align his or her interests with those of our stockholders.

  Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time ranging from 6 to 10 years. The options typically vest equally over five years, contingent upon the executive officers' continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service and then only if the market price of the common stock appreciates over the option term.

 Compensation of the Chief Executive Officer

  Michael J. Hartley, a co-founder of Cheap Tickets, served as Chief Executive Officer from 1986 until February 2001, and as Chairman of the Board from February 1999 to February 2001. Mr. Hartley has currently served as Executive Chairman of the Board since February 2001. His base salary for fiscal 2000 was $500,000.

  The factors discussed previously in "Base Salaries" and "Cash-Based Incentive Compensation," were applied in establishing the amount of Mr. Hartley's salary. The Compensation Committee noted in particular a number of achievements by Cheap Tickets in 2000, including year-over-year growth in gross bookings of 34%, significant growth in on-line operations, including a 235% growth in our Internet subscriber base over 1999 to more than 8.6 million and a 77% increase in Internet bookings from 1999. He was also successful in recruiting and hiring other key executives. The Compensation Committee believes that the salary level for Mr. Hartley was fair and equitable for 2000.

 Deductibility of Executive Compensation

  The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by Cheap Tickets to each of its executive officers is expected to be below $1 million and the Compensation Committee believes that options granted under our 1997, and 1999 Incentive Stock Option Plans to such officers will meet the requirements for qualifying as performance-based, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to us with respect to the compensation of its executive officers. It is the Compensation Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under the applicable tax law. However, we may from time to time pay compensation to its executive officers that may not be deductible.

                   SUBMITTED BY THE COMPENSATION COMMITTEE:

                                  Cece Smith
                               Giles H. Bateman
                               George R. Mrkonic
                              Jeffrey N. Watanabe

     The Report of the Audit Committee on Cheap Tickets' Audited Financial
                                  Statements

  During fiscal 2000, the Audit Committee of the board of directors (the "Audit Committee") developed a charter for the Audit Committee, which was approved by the board in May 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in the appendix to this proxy statement.

  The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2000, which include our consolidated balance sheets as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto.

 Review with Management

  The Audit Committee has reviewed and discussed our audited financial statements with management.

 Review and Discussions with Independent Accountants

  The Audit Committee has discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements. The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from us.

 Conclusion

  Based on the review and discussions referred to above, the Audit Committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                       SUBMITTED BY THE AUDIT COMMITTEE

                               Giles H. Bateman
                               George R. Mrkonic
                                  Cece Smith
                              Jeffrey N. Watanabe

Audit and Non-Audit Fees

  For the fiscal year ended December 31, 2000, fees for services provided by PricewaterhouseCoopers LLP were as follows:

   A. Audit........................................................... $ 54,900
   B. Financial Information Systems Design and Implementation......... $      0
   C. All Other....................................................... $202,287
   Total.............................................................. $257,188

Performance Graph

  The following graph compares, for the period from March 19, 1999 (the date of our initial public offering) through December 31, 2000, the percentage change in our cumulative total stockholder return of Cheap Tickets common stock with the cumulative total return of the NASDAQ Total Return Index and the TSC Internet Index. The graph assumes an initial investment of $100. The graph is not necessarily indicative of future price performance.

  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed filed under such acts.

         Comparison of Total Return to Stockholder Among Cheap Tickets,
               NASDAQ Total Return Index and TSC Internet Index.

                        PERFORMANCE GRAPH APPEARS HERE

                                                           TSC
Measurement Period           CHEAP            NASDAQ-      INTERNET
(Fiscal Year Covered)        TICKETS, INC     TOTAL US     INDEX
---------------------        ---------------  ---------    ----------
Measurement Pt-03/18/1999    $100.00           $100.00      $100.00
FYE 03/31/1999               $224.17           $100.74      $104.14
FYE 06/30/1999               $243.33           $109.32      $ 99.87
FYE 12/31/1999               $ 91.25           $165.60      $187.97
FYE 06/30/2000               $ 80.00           $161.61      $136.34
FYE 12/31/2000               $ 65.00           $ 99.66      $ 48.69

               DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1: Elect Seven Directors

  Our bylaws provide that the exact number of directors will be fixed from time to time by action of stockholders or board of directors. The number of directors currently is fixed at seven.

  The board has nominated seven directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the annual meeting in 2002 or until their successors have been elected or until they resign.

  We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any directors resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy until the next meeting.

  These are the biographies of Cheap Tickets' nominees for directors, except for Mr. Hartley, the Executive Chairman and Mr. Galeotos, the Chief Executive Officer and President, whose biographies are included above at page 8, under "Executive Officers."

Nominees

       Name and Age            Principal Occupation and Business Experience
       ------------            --------------------------------------------
 Giles H. Bateman (56)... Mr. Bateman has been a director of Cheap Tickets since the closing of our initial public offering. He
                          has served as a director of CompUSA Inc. since
                          December 1991 and as Chairman of the Board of
                          Directors since December 1993. Since January 1992,
                          Mr. Bateman has been an investor in and director of
                          other public and private companies, including
                          Boatracs, Inc., Beverages and More, Inc., Auto Expo,
                          Inc. and Advanced Remote Communication Solutions. The
                          assets of Auto Expo, Inc. were assigned for the
                          benefit of its creditors in 1995. In 1991,
                          Mr. Bateman was a visiting professor at the
                          University of San Diego Olin Hall School of Business
                          Administration. Mr. Bateman was co-founder of The
                          Price Company, the operator of The Price Club chain
                          of warehouse club retail superstores. He served as a
                          director and Chief Financial Officer of The Price
                          Company from 1976 to 1991 and as Vice Chairman from
                          1986 to 1991. Since 1998, Mr. Bateman has volunteered
                          as the Chairman of the Board of Trustees of The
                          Hoffman Institute in Northern California. Mr. Bateman
                          holds a B.A. degree from Oxford University and an
                          M.B.A. degree from Harvard University.

 George R. Mrkonic (48).. Mr. Mrkonic has been a director of Cheap Tickets since the closing of our initial public offering. He has served as the Vice Chairman of Borders Group, Inc. since December 1994, and a director since its formation in August 1994. He also served as President of Borders Group, Inc. from December 1994 until
                          January 1997. Prior to joining Borders, Mr. Mrkonic served as Executive Vice President of Specialty
                          Retailing Group of Kmart Corporation, where he had overall responsibility for the specialty retailing operations of Kmart including, among others, Borders, Inc. and Walden Book Company, Inc., from November
                          1990 to November 1994. Mr. Mrkonic is also a director of Champion Enterprises, Inc., a manufacturer and seller of manufactured homes and Syntel, Inc., a computer software and development company.

       Name and Age            Principal Occupation and Business Experience
       ------------            --------------------------------------------
 A. Maurice Myers (60)... Mr. Myers has been a director of Cheap Tickets since
                          September 1999. Since November 1999, Mr. Myers has
                          been the Chairman, President and Chief Executive
                          Officer for Waste Management, Inc., a provider of
                          integrated waste management services. From April 1996
                          to October 1999, he was Chairman, President and Chief
                          Executive Officer of Yellow Corp. Prior to that, Mr.
                          Myers was the President of America West Airlines,
                          Inc. from January 1994 to December 1995. Mr. Myers is
                          a director of Hawaiian Electric Industries, Inc., a
                          publicly held electric utility and financial services
                          service provider, and Waste Management, Inc.

 Cece Smith (56)......... Ms. Smith has been a director of Cheap Tickets since
                          July 1997. Since 1986, Ms. Smith has been a general
                          partner of Phillips-Smith Specialty Retail Group, a
                          retail venture capital investment firm. She
                          previously served as a director of publicly-held
                          retailers BizMart, Inc., A Pea in the Pod, Inc. and
                          Hot Topic, Inc. Ms. Smith holds a B.B.A. degree in
                          Business Administration from the University of
                          Michigan and an M.L.A. degree in Liberal Arts from
                          Southern Methodist University. Ms. Smith served as a
                          director from 1992 to 1997 and as Chairman from 1994
                          to 1996 of the Federal Reserve Bank of Dallas.

 Jeffrey N. Watanabe      Mr. Watanabe has been a director of Cheap Tickets
  (58)................... since March 2001. Mr. Watanabe has been chief executive officer of the law firm, Watanabe, Ing &
                          Kawashima, since 1991. He serves as a director of
                          Hawaiian Electric Industries, Inc., a publicly-held
                          electric utility and financial services provider,
                          American Classic Voyages, a publicly-held passenger
                          cruise company, First Insurance Company of Hawaii,
                          Ltd., a privately-held company owned by CNA and The
                          Tokio Marine & Fire Insurance Company, Limited, and
                          Grace Pacific Corporation, a privately-held
                          contracting and quarrying company. Mr. Watanabe has a
                          B.A. degree from the University of California at
                          Berkeley and a law degree from The George Washington
                          University Law Center.

  The board recommends that you vote "FOR" the election of all seven nominees for director.

Proposal 2: Ratify Selection of Independent Auditors for 2001

  We are asking you to ratify the board's selection of PricewaterhouseCoopers LLP, certified public accountants, as independent public accountants for 2001. The audit committee recommended the selection of PricewaterhouseCoopers to the board. All professional services PricewaterhouseCoopers rendered to us during 2000 were furnished at customary rates and terms. PricewaterhouseCoopers has served as the independent public accountants of Cheap Tickets since August 1998.

  A representative of PricewaterhouseCoopers will attend the annual meeting and be able to make a statement and to answer your questions.

  We are submitting this proposal to you because the board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of Cheap Tickets and our stockholders.

   The board recommends that you vote "FOR" ratification of the selection of PricewaterhouseCoopers as Independent Public Accountants for 2001.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

  If you wish to submit proposals to be included in our 2002 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before December 28, 2001. In addition, in the event a stockholder proposal is not submitted to us prior to March 13, 2002, the proxy to be solicited by the board of directors for the 2002 annual meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2002 annual meeting without any discussion of the proposal in the proxy statement for such a meeting. Please address your proposals to: Cheap Tickets, Inc., 1440 Kapiolani Boulevard, Honolulu, Hawaii 96814, Attention: Corporate Secretary.

                                          By Order of the Board of Directors,

                                          /s/ SAMUEL D. HORGAN
                                          Samuel D. Horgan
                                          Secretary

                                   Appendix

                              CHEAP TICKETS, INC.

                            AUDIT COMMITTEE CHARTER

  There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Purpose

  The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

  In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

  In carrying out these responsibilities, the audit committee will:

  . Review and approve management's recommendation of the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. Recommend the independent auditors to the Board of Directors.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

  . Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

  . Receive and review an annual plan of projects for the Audit Services
    Department as well as periodic summaries of audit findings from completed audit projects.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Review the quarterly earnings with the company's financial management and external auditors. Review the quarterly earnings press release.

  . Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning with the company.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

--------------------------------------------------------------------------------
                                                                 --------------
                                                                   PROXY CARD
                                                                 --------------


                              CHEAP TICKETS, INC.
                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Hartley and Samuel D. Horgan, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Cheap Tickets, Inc. to be held at the Hawaii Prince Hotel at 100 Holomoana Street, Honolulu, Hawaii, on Monday, May 21, 2001 at 9:00 AM, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE YOUR VOTE WILL NOT COUNT "FOR" OR "AGAINST" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. IF NO DIRECTION IS MADE YOUR VOTE WILL HAVE THE SAME EFFECT AS IF YOU VOTED "AGAINST" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                                                    I (WE) WILL [_] WILL NOT [_]
                                                   ATTEND THE MEETING IN PERSON.



                     PLEASE SIGN AND DATE ON REVERSE SIDE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 --- Please mark
  X  your votes
 --- as in this
     example.

                          FOR all            WITHHOLD
                      nominees listed       AUTHORITY
                      below (except as     to vote for
                      indicated to the     all nominees
                      contrary below.)    listed below.                                                        FOR  AGAINST  ABSTAIN
1. Election of Directors    [_]                [_]             2. Ratification of Appointment of               [_]    [_]      [_]
                                                                  PricewaterhouseCoopers LLP as independent
Director nominees: Giles H. Bateman, Sam E. Galeotos,             public accountants of Cheap Tickets for the
Michael J. Hartley, George R. Mrkonic, A. Maurice Myers,          year ending December 31, 2001.
Cece Smith and Jeffrey Watanabe.
                                                                                                               FOR  AGAINST  ABSTAIN
                                                               3. Other Business. In their discretion, the     [_]    [_]      [_]
INSTRUCTION: To Withhold Authority to vote for any                proxies are authorized to vote upon such
individual nominee, write that nominee's name in the              other business as may properly come before
space below.                                                      the meeting and at any and all adjournments
                                                                  thereof. The board of directors at present
--------------------------------------------------------          knows of no other business to be presented
                                                                  by or on behalf of Cheap Tickets or the board
                                                                  of directors at the meeting.

                                                                  The undersigned hereby ratifies and confirms all that the
                                                                  attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the
                                                                  Notice of Annual Meeting and the Proxy Statement accompanying such notice.

                                                                  __________________  ____________________  Dated:__________ , 2001
                                                                       Signed              Signed

                                                                  Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally.
                                                                  Corporate proxies should be signed by an authorized officer.
                                                                  Executors, administrators, trustees, etc., should give their full titles.
------------------------------------------------------------------------------------------------------------------------------------